Exhibit 10.7

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of June 16, 2021, and is made by and among BCP QualTek HoldCo, LLC, a Delaware limited liability company (the “Company”), and the purchaser of the Note(s) (as defined herein) listed on Exhibit A hereto (the “Purchaser”), and Roth CH Acquisition III Co., a Delaware corporation (the “SPAC”).

RECITALS

WHEREAS, the Company has offered to sell the Purchaser $[●] in aggregate principal amount of one or more convertible notes of the Company (collectively, the “Notes”);

WHEREAS, the Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the offer and sale of the Notes by the Company is being made in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act; and

WHEREAS, the Purchaser is willing to purchase from the Company Note(s) in the principal amount(s) set forth opposite the Purchaser’s name in Exhibit A hereto (the “Note Amount”) and in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Note(s);

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1	PURCHASE AND SALE.

1.1	Purchase. The Purchaser agrees to purchase Note(s) from the Company, in the applicable Note Amount, on the Closing Date (as defined below) in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement.

1.2	Terms. Attached hereto as Exhibit B is the form Note.

1.3	Closing. Delivery of the Notes will take place against payment therefor through the remote exchange of documents and signature pages on the date hereof concurrently with the execution and delivery of the BCA (as defined below) (such date and time, the “Closing Date”). On the Closing Date, the Purchaser will, subject to receipt from the Company of an executed Form W-9, disburse by wire of immediately available funds the applicable Note Amount to an account designated by the Company.

2	CONDITIONS PRECEDENT.

2.1	Conditions to the Purchaser’s Obligation. The obligations of the Purchaser to consummate the purchase of the Notes on the Closing Date is subject to satisfaction of the following (or waiver by the Purchaser):

(a)	Agreement. The Company will have duly executed and delivered this Agreement.

(b)	Registration Rights. The SPAC shall have delivered a duly executed counterpart to the Registration Rights Agreement in the form of Exhibit C attached hereto (the “Registration Rights Agreement”).

(c)	Business Combination Agreement. Each party to the BCA (as defined below) shall have duly executed and delivered the Business Combination Agreement (the “BCA”), dated as of the date hereof, by and among (i) the SPAC, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, (iii) BCP QualTek Investors, LLC, a Delaware limited liability company, (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, (v) the Company and (vi) BCP QualTek, LLC, solely in its capacity as representative of the Blocker Owners (as defined therein) and the Company Unitholders (as defined therein).

(d)	No Amendments to the Other Notes. Other convertible notes issued pursuant to a Note Purchase Agreement with the Company on or around the date hereof (other than convertible notes issued to BCP QualTek II, LLC or an affiliate thereof) shall include no provision that materially advantages or is materially more favorable to any other noteholder (for example, without limitation, a higher discount or lower conversion price) as compared to the Purchaser, and in the event the Company amends any such instruments while the Note held by the Purchaser is outstanding so as to materially advantage or favor any other noteholder, then the Company shall execute amendments to the Note necessary to grant the same materially advantageous or more favorable terms to the Note held by the Purchaser; provided that the Company may provide board observer rights to any noteholder that purchases Notes in an aggregate principal amount that is not less than $20,000,000.

(e)	Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be so true and correct in all respects as of such date).

2.2	Conditions to the Company’s Obligation. The obligation of the Company to consummate the sale of the Notes is additionally subject to each of the following (or written waiver by the Company):

(a)	Agreement. The Purchaser will have duly executed and delivered this Agreement.

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(b)	Registration Rights. The Purchaser shall have delivered a duly executed counterpart to the Registration Rights Agreement.

(c)	Business Combination Agreement. Each party to the BCA (other than the Company) shall have duly executed and delivered the BCA.

(d)	Disbursement. The Company shall have received the applicable Note Amount in immediately available funds in accordance with Section 1.

(e)	Tax Form. The Purchaser will have provided the Company a properly completed and duly executed IRS Form W-9.

(f)	Representations and Warranties. All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be so true and correct in all respects as of such date).

3	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser as follows:

3.1	Organization, Qualification and Authority. The Company is a duly organized limited liability company, is validly existing under the laws of the State of Delaware and has all requisite limited liability company power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

3.2	Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

3.3	Issuance of Notes. The Notes are duly authorized and, when issued and paid for in accordance with this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.4	No Conflicts. The execution and delivery by the Company of this Agreement and the performance by the Company of its covenants and obligations hereunder will not violate or conflict with (i) any provision of the organizational documents of the Company, (ii) any material agreement to which the Company is a party, (iii) any legal requirements applicable to the Company or its properties or assets or (iv) any order, writ, judgment, injunction or decree applicable to the Company, except, in the case of clauses (ii), (iii) and (iv), for any such violation or conflict that would not reasonably be expected to have a material adverse effect on the business, assets, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

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3.5	No Registration. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, in connection with the offer, sale and delivery of the Notes in the manner contemplated hereby, it is not necessary to register the offer and sale of the Notes under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes (i) were not offered to Purchaser by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

3.6	Capitalization.

(a)	Schedule 4.3(a)(i) of the Disclosure Schedules to the BCA sets forth the issued and outstanding Company Equity Interests (including the number and class or series (as applicable) of Equity Interests (each as defined in the BCA)) and the record and beneficial ownership thereof as of the date hereof. The Equity Interests set forth on Schedule 4.3(a)(i) of the Disclosure Schedules to the BCA comprise all of the limited liability company interests or other Equity Interests of the Company that are issued and outstanding, in each case, as of the date hereof and immediately prior to giving effect to the transactions occurring on the date of the closing of the SPAC Combination (including the Pre-Closing Reorganization (each as defined in the BCA)). Schedule 4.3(a)(ii) of the Disclosure Schedules to the BCA sets forth the issued and outstanding Company Equity Interests (including the number and class or series (as applicable) of Equity Interests) and the record and beneficial ownership (including the percentage interests held thereby) thereof as of the date hereof and assuming the consummation of, and after giving effect to, the Pre-Closing Reorganization.

(b)	Except as set forth on Schedule 4.3(b) of the Disclosure Schedules to the BCA or the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 4, 2019 (the “Company LLCA”):

(i)               there are no outstanding options, warrants, contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Interests;

(ii)              the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or the Equity Interests of another person;

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(iii)            the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;

(iv)             there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of the Company Equity Interests; and

(v)              the Company has not violated in any material respect any applicable securities laws or any preemptive or similar rights created by law, the certificate of formation (or analogous document) and limited liability company operating agreement of the Company, or contract to which the Company is a party in connection with the offer, sale, issuance or allotment of any of the Company Equity Interests.

(c)	All of the Company Equity Interests have been duly authorized and validly issued.

(d)	Schedule 4.3(d) of the Disclosure Schedules to the BCA sets forth a true and complete list of the Company’s direct and indirect subsidiaries (the “Company Subsidiaries”), listing for each Company Subsidiary its name, the jurisdiction of its formation or organization (as applicable) and its parent company. Except as set forth on Schedule 4.3(d) of the Disclosure Schedules to the BCA, all of the outstanding Equity Interests of each Company Subsidiary are duly authorized, validly issued, free of preemptive rights and restrictions on transfer (other than restrictions under applicable federal, state and other securities laws), and are owned by the Company, whether directly or indirectly, free and clear of all liens (other than Permitted Liens (as defined in the BCA)). There are no options, warrants, convertible securities, stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit, other equity-based compensation award or similar rights with respect to any Company Subsidiary and no rights, exchangeable securities, securities, “phantom” rights, appreciation rights, performance units, commitments or other agreements obligating the Company or any Company Subsidiary to issue or sell, or cause to be issued or sold, any Equity Interests of, or any other interest in, any Company Subsidiary, including any security convertible or exercisable into equity securities of any Company Subsidiary. There are no contracts to which any Company Subsidiary is a party which require such Company Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests or securities convertible into or exchangeable for such equity securities or to make any investment in any other Person.

3.7	Financial Statements; No Undisclosed Liabilities.

(a)	Attached as Schedule 4.4(a) of the Disclosure Schedules to the BCA are true and complete copies of the following financial statements (such financial statements, the “Financial Statements:

(i)                 the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 2020 and December 31, 2019 and the related audited consolidated statements of comprehensive loss, cash flows and members’ equity for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (the “Audited Financial Statements”); and

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(ii)              the unaudited consolidated balance sheet of the Company and its subsidiaries (the “Unaudited Balance Sheet”) as of April 3, 2021 (the “Latest Balance Sheet Date”) and the related unaudited consolidated statements of comprehensive loss and cash flows for the fiscal quarter then ended (collectively, together with the Unaudited Balance Sheet, the “Unaudited Financial Statements”).

(b)	Except as set forth on Schedule 4.4(b) of the Disclosure Schedules to the BCA, the Financial Statements (i) have been prepared from the books and records of the Company and its subsidiaries; (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto and subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and year-end adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and year-end adjustments, none of which would be expected to be material, individually or in the aggregate).

(c)	Except as set forth on Schedule 4.4(e) of the Disclosure Schedules to the BCA, no Group Company has any liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, except (i) liabilities adequately reserved against in the Financial Statements; (ii) liabilities which have arisen after the Latest Balance Sheet Date in the Ordinary Course of Business (as defined in BCA), none of which results from, arises out of or was caused by any infringement or violation of law; (iii) liabilities arising under this Agreement, the Ancillary Agreements or the performance by the Company of its obligations hereunder or thereunder; or (iv) for fees, costs and expenses for advisors and affiliates of the Group Companies, including with respect to legal, accounting or other advisors incurred by the Group Companies in connection with the transaction contemplated by this Agreement and the Ancillary Agreements (as defined in the BCA).

(d)	Investment Company. The Company is not, and immediately after receipt of the Note Amount, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company as follows:

4.1	Organization and Authority. The Purchaser is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the laws of its respective jurisdiction of formation or organization (as applicable) and has all requisite corporate, limited liability company or limited partnership (as applicable) power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under this Agreement.

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4.2	Execution. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization (if applicable), execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.3	No Conflicts. The execution and delivery by the Purchaser of this Agreement and the performance by such Purchaser of its covenants and obligations hereunder will not violate or conflict with (i) any provision of the organizational documents of the Purchaser, (ii) any agreement to which such Purchaser is party, (ii) any legal requirements applicable to such Purchaser or its properties or assets or (iii) any order, writ, judgment, injunction or decree applicable to such Purchaser, except for any such conflict that would not materially impair such Purchaser’s ability to perform its obligations under this Agreement.

4.4	Purchase for Investment. The Purchaser is purchasing a Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of a Note in any manner.

4.5	Accredited Investor. The Purchaser is, and will be on the Closing Date, an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

4.6	Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it, he or she is capable of evaluating the merits and risks of the prospective investment in the Notes. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Notes.

4.7	Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Notes involves substantial risk and the Notes will be subject to restrictions on transfer. The Purchaser has the ability to bear the economic risk of the prospective investment in the Notes, including the ability to hold a Note indefinitely, and further including the ability to bear a complete loss of all of such Purchaser’s investment.

4.8	Information. The Purchaser acknowledges that: (i) such Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Notes were registered under the Securities Act, nor is such Purchaser being provided with any offering memorandum or prospectus prepared in connection with the offer and sale of the Notes; (ii) such Purchaser has conducted its own examination of the Company, the SPAC and their respective subsidiaries and the terms of the Notes to the extent the Purchaser deems necessary to make its decision to invest in the Notes; and (iii) such Purchaser has availed itself of available financial and other information concerning the Company, the SPAC and their respective subsidiaries to the extent the Purchaser deems necessary to make its decision to purchase a Note. The foregoing, however, does not limit or modify the representations, warranties and covenants of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

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4.9	Access to Information. The Purchaser acknowledges that it, he or she and its advisors have been furnished with all materials relating to the business, finances and operations of the Company, the SPAC and their respective subsidiaries that have been requested by such Purchaser or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement and to invest in the Notes. The foregoing, however, does not limit or modify the representations, warranties and covenants of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

4.10	Investment Decision. The Purchaser has made its own investment decision based on its own judgment, due diligence and advice from such advisors as it, he or she has deemed necessary and not based on any view expressed by any other person or entity. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person by or on behalf of the Company, its agents, attorneys, other advisors or its or their respective affiliates, except for the express statements, representations and warranties of the Company made or contained in this Agreement and any other representations and warranties are disclaimed by the Company, its affiliates and their respective agents and advisors. Furthermore, the Purchaser acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Notes constitutes legal, tax or investment advice.

4.11	Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act, and accordingly the Notes may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to the Purchaser. The Purchaser is not subscribing for Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Notes will bear the restrictive legend. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.

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4.12	No Market. The Purchaser will purchase a Note directly from the Company and not from any placement agent or underwriter and the Purchaser understands that none of the Company or any broker or dealer has any obligation to make a market in the Notes.

4.13	Accuracy of Representations. The Purchaser understands that the Company will rely on the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, such Purchaser will promptly notify the Company.

5	COMPANY AGREEMENT WITH SPAC AND SPAC ACKNOWLEDGEMENT

5.1	Acknowledgement. The SPAC hereby acknowledges and agrees that, as of the date of the consummation of the transactions contemplated by the BCA, to the extent it is the IPO Issuer, as defined in the Note, it will issue fully-paid and non-assessable shares of Class A common stock upon contribution to its capital of the Notes by the Purchaser at a price of $8.00 per share in accordance with the terms of paragraph 3(a) of the Notes.

5.2	Termination. If the BCA is not executed or is terminated prior to consummation of the transactions contemplated thereby, the SPAC’s obligations under this Section 5 shall terminate.

6	OTHER COVENANTS

The Purchaser, the Company and the SPAC will use commercially reasonable efforts to amend this Agreement, the Note, the A&R LLCA Agreement, the BCA (including the Ancillary Agreements thereunder) and any other documents as such parties deem reasonably necessary (collectively, the “Amendments”), on such terms as are customary and reasonably acceptable to the parties, such that upon the consummation of the SPAC Combination (as defined in the Note), the Note automatically converts into Common Units (along with a corresponding number of shares of Buyer Class B Voting Stock), in lieu of converting into common equity of the IPO Issuer (as defined in the Note) as currently contemplated in Section 3(a) of the Note. The number of Common Units and Buyer Class B Voting Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $8.00 (as may be adjusted pursuant to Section 3(a) of the Note). The Common Units, which for the avoidance of doubt shall not be Earnout Common Units, shall (i) have the same rights as to distributions and liquidation as other Common Units issued at the Closing pursuant to the Company A&R LLCA (the “Other Common Units”), (ii) be exchangeable in accordance with the Company A&R LLCA and otherwise on terms and conditions consistent with those generally applicable to the Other Common Units and not subject to any lock-ups (including any lock-ups currently set forth in the Investor Rights Agreement), (iii) entitle the Purchaser to vote or consent on any matters permitted to be voted on by holders of Common Units pursuant to the terms of the Company A&R LLCA and, to the extent not inconsistent therewith, the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., (iv) except as set forth in the Company A&R LLCA, not be subject to redemption, repurchase or any “call” rights without the prior consent of the Purchaser, (v) not subject the Purchaser to the doctrine of corporate opportunities, or any analogous doctrine, in accordance with Section 8.3 of the Company A&R LLCA and (vi) include such other terms as mutually agreed to between the parties. Notwithstanding anything to the contrary contained in this Agreement or the Note, the Purchaser shall not be a party to, and shall not be entitled to any benefits under the Tax Receivables Agreement. The shares of Class A Common Stock of the SPAC issuable upon exchange of the Purchaser’s Common Units and Buyer Class B Voting Stock shall be included in the definition of “Registrable Securities” as defined in, and entitling the Purchaser under, the Registration Rights Agreement, subject to the exceptions set forth in such definition.

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As promptly as practicable, but in any event prior to the Closing Date, the Company, the Purchaser and the SPAC shall prepare the necessary drafts, obtain the necessary corporate approvals and execute all necessary documents to effectuate the Amendments contemplated by this Section 6, including, in the case of the Purchaser, as a condition to the issuance of the Common Units and the Buyer Class B Voting Stock, become party and execute a joinder to the Company A&R LLCA at the Closing whereupon the Purchaser shall be bound by, and entitled to the benefits and subject to the obligations of, the provisions of such agreement; provided, however, that in no event shall the Purchaser or its Affiliates shall be subject to any non-compete, non-solicitation or other restrictive covenants or have any obligation to contribute capital to the Company or provide any indemnities for the benefit of the Company.

For purposes of this Section 6, all defined terms used but not defined herein shall be ascribed the meaning given to such terms in the BCA, including the reference to the Company A&R LLCA, which shall mean the form attached to the BCA as may be amended in accordance with the terms of this Section 6.

7	MISCELLANEOUS.

7.1	Waiver or Amendment. No waiver of any provision or condition hereof shall be valid unless the same shall be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

7.2	Interpretation7.3. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

7.4	Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

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7.5	Successors and Assigns. This Agreement will inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. The term “successors and assigns” will not include a purchaser of a Note from a Purchaser merely because of such purchase.

7.6	Entire Agreement. This Agreement (together with the exhibits to this Agreement including the Notes(s)) contain the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way.

7.7	Governing Law; JURY TRIAL WAIVER; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PURCHASER HEREBY WAIVES, AND COVENANTS THAT IT, HE OR SHE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THE NOTE(S) OR THE SUBJECT MATTER THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. Any issue, claim, demand, action or cause of action arising in whole or in part under, related to, based on or in connection with this Agreement, the Note(s) or the subject matter thereof, whether now existing or hereafter arising and whether sounding in tort or contract or otherwise shall be brought exclusively in the federal or state courts in the Borough of Manhattan, New York, New York.

7.8	No Third Party Beneficiary. This Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties and such permitted assigns, any legal or equitable rights hereunder.

7.9	No Recourse Against Others. No director, officer, employee, manager, member or equityholder (in its capacity as such) of the Company or any of its subsidiaries or affiliates shall have any liability for the performance of any obligations of the Company under this Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. The Purchaser, by executing this Agreement, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Note(s) contemplated hereunder.

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7.10	Further Assurances. From time to time at the request of the Company and without any additional consideration, the Purchaser agrees to furnish to the Company such further information or assurances, execute and deliver such additional documents, instruments, certificates and conveyances, and take all such other actions and do such other things, as may be necessary or appropriate in the sole opinion the Company to carry out the provisions of the Note(s) and this Agreement and to give effect to the transactions contemplated hereby and thereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

BCP QUALTEK HOLDCO, LLC
By:
Name:
Title:

ROTH CH ACQUISITION III CO.
By:
Name:
Title:

PURCHASER:

Name(s) of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:
Attention:
Email:
Telephone No.:

Note Amount: $

EXHIBIT A

PURCHASER	NOTE AMOUNT
[●]	$[●]

EXHIBIT B

(attached)